UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECOLAND INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-3061959 (IRS Employer Identification No.)
4425 Ventura Canyon Avenue, Suite 105 Sherman Oaks, California (Address of principal executive offices)	91423 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-140396 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2 as filed with the Commission and declared effective on December 21, 2007 is hereby incorporated herein by reference for all purposes.

Item 2. Exhibits.

Exhibit No.	Identification of Exhibit
3.1*	Articles of Incorporation of Registrant.
3.2*	Bylaws of Registrant.
_________
* Previously filed with the Registrant’s Registration Statement on Form SB-2 on February 1, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008	ECOLAND INTERNATIONAL, INC.

	By:	/s/ David Wallace
David Wallace, Chief Executive Officer